Exhibit 99.2

SOURCE: Walter Energy

September 27, 2013

Walter Energy Announces Closing of Dutch Auction to Repurchase $250 million of its Term Loan A

BIRMINGHAM, Ala. — September 27, 2013 — Walter Energy Inc. (“Walter Energy”) (NYSE: WLT) (TSX: WLT) today announced that it has successfully completed a Dutch Auction to repurchase and extinguish $250 million principal amount of its Term Loan A at an average price of $98.3 per $100 of principal amount plus accrued interest.

About Walter Energy

Walter Energy is a leading, publicly traded “pure-play” metallurgical coal producer for the global steel industry with strategic access to high-growth steel markets in Asia, South America and Europe. The company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 4,100 employees with operations in the United States, Canada and United Kingdom.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting Walter Energy and are subject to various risks, uncertainties and factors relating to Walter Energy’s operations and business environment, all of which are difficult to predict and many of which are beyond Walter Energy’s control, that could cause Walter Energy’s actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from Walter Energy’s forward-looking statements: unfavorable economic, financial and business conditions; the global economic crisis; market conditions beyond Walter Energy’s control; prolonged decline in the price of coal; decline in global coal or steel demand; prolonged or dramatic shortages or difficulties in coal production; Walter Energy customers’ refusal to honor or renew contracts; Walter Energy’s ability to collect payments from its customers; weather patterns and conditions affecting production, geological, equipment and other operational risks associated with mining; availability of adequate skilled employees and other labor relations matters; title defects preventing Walter Energy from (or resulting in additional costs for) mining its mineral interests; availability of licenses, permits, and other authorizations may be subject to challenge; concentration of Walter Energy’s mineral operations in a limited number of areas subjects Walter Energy to risks; a significant reduction of, or loss of purchases by, Walter Energy’s largest customers; unavailability of cost-effective transportation for Walter Energy’s coal; availability, performance and costs of railroad, barge, truck and other transportation; disruptions or delays at the port facilities used by Walter Energy; risks associated with Walter Energy’s reclamation and mine closure obligations, including failure to obtain or renew surety bonds; inaccuracies in our estimates of coal reserves; estimates concerning economically recoverable coal reserves; significant cost increases and delays in the delivery of raw materials, mining equipment and purchased components; failure to meet project development and expansion targets; risks associated with operating in foreign jurisdictions; significant increase in competitive pressures and foreign currency fluctuations; new laws and regulations to reduce greenhouse gas emissions that impact the demand for Walter Energy’s coal reserves; greater than anticipated costs incurred for compliance with environmental liabilities or limitations on Walter Energy’s ability to produce or sell coal; future regulations that may increase Walter Energy’s costs or limit its ability to produce coal; risks related to Walter Energy’s indebtedness and its ability to generate cash for its financial obligations; inability to access needed capital; events beyond Walter Energy’s control may result in an event of default under one or more of its debt instruments; costs related to Walter Energy’s post-retirement benefit obligations and workers’ compensation obligations; downgrade in Walter Energy’s credit rating; adverse rulings in current or future litigations; Walter Energy’s ability to attract and retain key personnel; Walter Energy’s ability to identify suitable acquisition candidates to promote growth; Walter Energy’s ability to successfully integrate acquisitions; Walter Energy’s exposure to indemnification obligations; and other risks and uncertainties including those described in Walter Energy’s filings with the SEC. Forward-looking statements made by Walter Energy in this release, or elsewhere, speak only as of the date on which the statements were made. You are advised to read the risk factors in Walter Energy’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, which are available on the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Walter Energy to predict these events or how they may affect it or its anticipated results. Walter Energy has no duty to, and does not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

Contact Information

For media:

Ruth Pachman

212-521-4891

ruth-pachman@kekst.com

or

For investors:

Mark Tubb

205-745-2627

mark.tubb@walterenergy.com